Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on December 10, 2012

Teradata Announces $300 Million Increase in Share Repurchase Authorization

ATLANTA – Teradata Corporation (NYSE: TDC), the leading analytic data solutions company, today announced that its board of directors has authorized an additional $300 million for share repurchases under its general open market share repurchase program.

The prior $300 million authorized in February of 2012 has been used to purchase 3.5 million shares of Teradata’s stock during 2012, largely in the fourth quarter of the year. The company has approximately $81 million remaining on the February 2012 authorization. The company also has an ongoing anti-dilution offset repurchase program under which it repurchases common stock in the open market to offset employee stock purchases and option exercises under the company’s various employee benefit plans. In total, the company has repurchased 4.3 million shares in 2012, again largely during the fourth quarter of 2012.

Since commencement of the company’s share repurchase programs, Teradata has purchased 25 million shares of its common stock, utilizing approximately $835 million from previously authorized share repurchase programs.

“The additional $300 million authorized by Teradata’s board of directors for stock repurchases reflects our continued confidence in Teradata’s ability to generate attractive cash from operations well in excess of the capital needed to invest in the future growth of our business,” said Steve Scheppmann, executive vice president and chief financial officer of Teradata. “Teradata’s strong financial position, with limited debt and attractive cash from operations, affords us the opportunity to drive incremental shareholder returns through share-repurchase activity.”

The stock is anticipated to be repurchased periodically on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases. The increased share repurchase authorization is effective immediately and expires on January 30, 2015.

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Shares will be repurchased in the open market at times and in amounts considered appropriate by the company based on factors including price and market conditions.

Additionally, the company’s board of directors has determined that authorized purchases can be made under Rule 10b5-1 of the Securities Exchange Act of 1934. A Rule 10b5-1 plan allows Teradata to repurchase its shares during periods when the company would normally not be active in the market due to its own internal trading blackout periods. All such purchases will be made according to a predefined plan that is established when Teradata is not aware of material non-public information about the company.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations

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in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.